Exhibit 99.2

Press Release

ENERTECK CORPORATION ANNOUNCES IT HAS SIGNED A LETTER OF INTENT TO PURCHASE RUBY CAT TECHNOLOGY, LLC

Stafford, Texas. (Oct. 19, 2005): EnerTeck Corporation announced today that it has signed a letter of intent to acquire Ruby Cat Technology, LLC. Ruby Cat Technology has been an independent manufacturer of EnerBurn and a supplier of same to EnerTeck since EnerTeck Chemical Corporation was formed. The CEO of Ruby Cat will act as Chief Technology officer of the combined entities upon completion of the acquisition.

Dwaine Reese, CEO of EnerTeck Corporation, reported the proposed acquisition of Ruby Cat as core to the growth strategy of EnerTeck. He stated, "The benefit of being a vertically integrated enterprise is to leverage our superior customer relations with superior product manufacturing capability. This ensures that the highest quality product is being delivered to the highest quality customers through the highest quality channel."

Ruby Cat and EnerTeck are in the process of developing additional products which offer solutions for the world's largest marine and land transportation companies. Management reported that consolidating R&D as well as sales and marketing expenses and general and administrative expenses will be an additional benefit of the transaction.

Consummation of the above transaction is subject to the final agreement and raising of financing to complete the transaction.

This announcement is not an offer to sell or solicitation of an offer to purchase any securities.

Statements contained herein that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. When used herein, the words "anticipate", "believe", "estimate", "plan", "intend" and "expect" and similar expressions, as they relate to EnerTeck Corporation., or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, such factors discussed in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004. Except as required by the Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or for any other reason.